UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2011

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AXT, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 23, 2011.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of two (2) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified:

Name of Director	FOR	%	WITHHELD	%	Broker non-vote
David Chang	17,159,983	99.4	106,942	0.6	10,541,700
Morris Young	17,140,308	99.3	126,617	0.7	10,541,700

Dr. Morris S. Young and Dr. David C. Chang were duly elected as Class I directors.

Proposal 2: Advisory vote on executive compensation:

	SHARES	PERCENT
For approval	17,056,809	98.8
Against	192,764	1.1
Abstain	17,352	0.1
Broker non-vote	10,541,700

Proposal 2 was approved.

Proposal 3: Advisory vote on the frequency of holding an advisory vote on executive compensation:

	SHARES	PERCENT
One Year	11,781,765	68.2
Two Years	664,943	3.9
Three Years	4,801,345	27.8
Abstain	18,871	0.1
Broker non-vote	10,541,700

The frequency of once every year was selected by our stockholders.

The stockholders select an option other than the board recommendation of once every three years. Pursuant to the stockholders’ preference, the board has determined to hold an advisory vote on executive compensation once every year.

Proposal 4: Ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011:

	SHARES	PERCENT
For approval	27,519,518	99.0
Against	138,190	0.5
Abstain	150,917	0.5

Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ RAYMOND A. LOW
Raymond A. Low Chief Financial Officer

Date:  May 23, 2011